UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2025

URGENT.LY INC.

(Exact name of registrant, as specified in its charter)

Delaware	001-41841	46-2848640
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8609 Westwood Center Drive, Suite 810

Vienna, VA 22182

(Address of principal executive

offices)

Registrant's telephone number, including area code: (571) 350-3600

Former name or address, if changed since last report: Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ULY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

MidCap Loan Facility

On February 26, 2025, Urgent.ly Inc., a Delaware corporation (the “Company”), entered into a Credit, Security and Guaranty Agreement (the “Credit Agreement”), by and among the Company, certain of its subsidiaries, as borrowers (together with the Company, each a “Borrower”, and collectively, the “Borrowers”), MidCap Funding IV Trust, as agent (the “Agent”), the financial institutions or other entities from time to time party thereto as lenders (the “Lenders”), and the other parties party thereto as additional guarantors and/or borrowers from time to time. The proceeds of the Credit Agreement will be used in connection with the repayment of certain indebtedness of the Company, for working capital needs and for general corporate purposes of the Company and its subsidiaries. Loans borrowed under the Credit Agreement mature on the earlier of (i) February 26, 2028, and (ii) to the extent obligations remain outstanding under the Credit Agreement on the date that is 120 days prior to the applicable maturity date of the Second Lien Loan Agreement, the date that is 91 days prior to the final maturity date of the Second Lien Loan Agreement (the “Maturity Date”).

The Credit Agreement is comprised of an asset-based revolving credit facility in an aggregate principal amount not to exceed the lesser of (A) a $20 million commitment amount and (B) the available borrowing base under the Credit Agreement (the “Revolving Facility”). Loans borrowed under the Revolving Facility will bear interest rate equal to Term SOFR plus 4.50% per year, subject to a Term SOFR floor of 1.00%. The Borrowers are required to pay the Lenders under the Revolving Facility an unused line fee of 0.50% of the average monthly unused availability under the Revolving Facility.

The Credit Agreement is guaranteed by the Company and the other Borrowers (together with any future subsidiaries that are required to become guarantors pursuant to the terms of the Credit Agreement, collectively, the “Loan Parties”) and is secured by a lien on substantially all existing and after-acquired assets of the Loan Parties, including the equity interests owned by the Loan Parties, in each case, subject to customary exceptions.

The Borrowers will have the right to prepay the loans outstanding under the Revolving Facility and terminate the commitments thereunder prior to the Maturity Date, subject to a premium equal to 3.0% of the amount terminated during the first year after the closing date, 2.0% during the second year after the closing date, 1.0% for the first six months of the third year after the closing date and 0.0% thereafter.

The Credit Agreement includes representations and warranties, affirmative covenants (including reporting obligations), negative covenants and events of default that are usual and customary for facilities of this type, in each case, subject to certain permitted exceptions as set forth therein. The Credit Agreement includes financial covenants for the benefit of the Lenders, including, among others, (i) a covenant to maintain Liquidity (as defined therein) equal to or greater than $5 million at all times and (ii) after the occurrence of a Financial Covenant Trigger Event (as defined therein), a covenant to maintain a Fixed Charge Coverage Ratio (as defined therein) at not less than 1.00 to 1.00, tested monthly during a Financial Covenant Testing Period (as defined therein).

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto, and which is incorporated by reference herein.

Eighth Amendment to Second Lien Loan and Security Agreement

On February 26, 2025, the Company entered into an Eighth Amendment to Loan and Security Agreement (the “Eighth Amendment”), among the Company, certain of its subsidiaries, the lenders party thereto and Alter Domus (US) LLC, as administrative agent and collateral agent (in such capacity, the “Second Lien Agent”). The Eighth Amendment amends the Loan and Security Agreement, dated as of December 16, 2021 (the “Second Lien Loan Agreement”), among the Company, the subsidiaries of the Company party thereto, the lenders from time to time party thereto and the Second Lien Agent, to, among other things, (i) permit the Company’s entry into the Credit Agreement, (ii) modify the interest rate to permit the company to pay interest in kind for a specified period of time at a rate of 16.0% per annum, and thereafter, pay interest in cash at a rate of 13.0% per annum, subject to certain conditions, (iii) extend the maturity date of the loans under the Second Lien Loan Agreement from March 31, 2025 to July 31, 2026 and (iv) provide for the payment of an amendment fee in an amount of $2,600,000.

Additional details of the Second Lien Loan Agreement were previously disclosed in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2024, and are incorporated herein by reference.

The foregoing description of the Eighth Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to, the Eighth Amendment, a copy of which is attached as Exhibit 10.2 hereto, and which is incorporated by reference herein.

Purchase Agreement

On February 26, 2025, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with the investors party thereto (the “Investors”). Pursuant to the Purchase Agreement, in consideration of the Eighth Amendment, the Company issued 1,358,073 shares (the “Eighth Amendment Premium Shares”) of common stock, $0.001 par value per share (“Common Stock”). The Company also agreed that unless all Obligations (as defined in the Second Lien Loan Agreement) are repaid in full prior to July 1, 2025, the Company shall issue 1,344,492 shares of Common Stock (the “Subsequent Eighth Amendment Premium Shares”) to the Investors. If an Investor (together with such Investor’s affiliates, any person acting as a group together with such Investor or such Investor’s affiliates and any other person whose beneficial ownership of Common Stock would be aggregated with such Investor or such Investor’s affiliates for purposes of Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934, as amended) would beneficially own in excess of 9.9% (or, at the election of the Investor, 4.9%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of the Eighth Amendment Premium Shares or the Subsequent Eighth Amendment Premium Shares, as applicable, issuable to such Investor, in lieu of acquiring such Eighth Amendment Premium Shares or Subsequent Eighth Amendment Premium Shares, such Investor shall acquire pre-funded warrants to issue up to the equivalent number of shares of Common Stock (the “Warrants”).

The Warrants will have an exercise price of $0.001 and a ten-year term. The Purchase Agreement also contains representations, warranties and covenants in connection with the transaction.

The description of the Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.3 hereto, and is incorporated by reference herein.

Registration Rights Agreement

On February 26, 2025, the Company and the Investors also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed to use its commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission for the resale of the Eighth Amendment Premium Shares, any Subsequent Eighth Amendment Premium Shares and any shares of Common Stock issuable upon exercise of the Warrants. Under the Registration Rights Agreement, the Investors are also entitled to piggyback registration rights.

The description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.4 hereto, and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item is included in Item 1.01 of this report under the heading “Purchase Agreement” and is incorporated herein by reference.

The description of the Warrants is qualified in its entirety by reference to the full text of such documents, a copy of the form of which is attached as Exhibit 4.1 hereto, and is incorporated by reference herein.

The Eighth Amendment Premium Shares were offered and sold, and any Subsequent Amendment Premium Shares and Warrants will be offered and sold, pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 thereunder, in a transaction not involving any public offering. The Company will rely on this exemption from registration based in part on representations made by the Investors. The Eighth Amendment Premium Shares have not been, and any Subsequent Eighth Amendment Premium Shares, Warrants and shares issuable upon exercise of any Warrants will not be, registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto shall constitute an offer to sell or the solicitation of an offer to buy shares of Common Stock, warrants or warrant shares or any other securities of the Company.

Item 8.01 Other Events.

On February 26, 2025, the Company issued a press release announcing the Eighth Amendment and related transactions. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of Common Stock Purchase Warrant (included in Exhibit 10.3)
10.1*

Credit, Security and Guaranty Agreement, dated as of February 26, 2025, by and among the Company, certain subsidiaries of the Company, as co-borrowers, MidCap Funding IV Trust, as agent, and the lenders from time to time party thereto.

10.2*

Eighth Amendment to Loan and Security Agreement, dated as of February 26, 2025, by and among the Company, the lenders party thereto and Alter Domus (US) LLC, as administrative agent and collateral agent.

10.3	Purchase Agreement, dated as of February 26, 2025, by and among the Company and the investors party thereto.
10.4	Registration Rights Agreement, dated as of February 26, 2025, by and among the Company and the investors party thereto.
99.1	Press release dated February 26, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 26, 2025

URGENT.LY INC.

By:	/s/ Timothy C. Huffmyer
Timothy C. Huffmyer
Chief Financial Officer